Exhibit 5(a)





                                             New York, New York
                                             September 30, 1998


          Tucson Electric Power Company
          220 West Sixth Street
          Tucson, Arizona  85701



          Ladies and Gentlemen:

                    I am Vice President, General Counsel and Corporate Secretary of Tucson Electric Power Company (the "Company"), and have acted as such in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of $140,000,000 in aggregate principal amount of First Collateral Trust Bonds, 7 1/2% Series B Due 2008 (the "Bonds") in connection with an offer by the Company to exchange the Bonds for any and all outstanding First Collateral Trust Bonds, 7 1/2% Series A Due 2008, of which an aggregate of $140,000,000 in principal amount is outstanding, as described in the Registration Statement.

                    Subject to the qualifications hereinafter expressed, I am of the opinion that the Bonds, when issued and sold as contemplated in the Registration Statement, will be legally issued and will be binding obligations of the Company.

                    As a member of the Bar of the State of Arizona, I do not hold myself out as an expert on the laws of other jurisdictions other than the laws of the United States. In giving the foregoing opinion, I have relied as to matters governed by New York law, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, and the Trust Indenture Act of 1939, as amended, upon the opinion of even date herewith rendered to you by Thelen Reid & Priest LLP.

                    I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(a) to the Registration Statement and to the references to me under the headings "Legal Matters" and "Experts" in the Prospectus which is a part of the Registration Statement. In giving the foregoing consent, I do not thereby admit that I belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder, except with respect to the statements prepared or reviewed by me as indicated under the headings "Legal Matters" and Experts" in the Prospectus.


                                             Very truly yours,

                                             /s/ Dennis R. Nelson

                                             DENNIS R. NELSON
                                             Vice President, General
                                             Counsel and Secretary